UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 17, 2026

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
222 Berkeley Street
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
4.125% Senior Notes due 2027	AMT 27F	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
3.900% Senior Notes due 2030	AMT 30D	New York Stock Exchange
4.625% Senior Notes due 2031	AMT 31B	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
3.625% Senior Notes due 2032	AMT 32B	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
4.000% Senior Notes due 2033	AMT 33D	New York Stock Exchange
4.100% Senior Notes due 2034	AMT 34A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 17, 2026, the Board of Directors (the “Board”) of American Tower Corporation (the “Company”) elected Kristen M. Ludgate as a director and member of its Compensation and Human Capital Committee, effective immediately. In accordance with the Company’s Amended and Restated By-Laws, Ms. Ludgate will serve as a director until the Company’s 2027 Annual Meeting of Stockholders and until her successor is duly elected and qualified.

Ms. Ludgate most recently served as Chief People Officer of HP Inc., a global technology company, from 2021 to 2025, where she led culture, talent and organizational strategies to accelerate the company's transformation and worked closely with HP's chief executive officer and board of directors on succession, compensation and corporate strategy. Prior to HP, Ms. Ludgate spent over 15 years at 3M Company, where she held two c-suite roles, as Executive Vice President and Chief Human Resources Officer and as Senior Vice President, Communications and Enterprise Services, as well as executive leadership roles in Legal, Compliance and Human Resources.

Ms. Ludgate has extensive experience in governance, risk management, talent strategy and enterprise transformation, advising chief executive officers and boards of directors on strategic and operational matters. Ms. Ludgate currently serves on the board of directors of Associated Banc-Corp (Associated Bank), where she chairs the Compensation and Benefits committee, and previously served on the board of directors of OpenText Corporation.

For her service on the Board, Ms. Ludgate will receive the Company’s standard compensation for non-employee directors.

A copy of the Press Release (“Press Release”) announcing the appointment of Ms. Ludgate to the Board is is filed herewith as Exhibit 99.1.

Item 8.01    Other Events.

On September 18, 2026, the Company issued a press release announcing that the Board declared a cash distribution of $1.79 per share on shares of the Company’s common stock, payable on October 20, 2026 to the stockholders of record at the close of business on September 30, 2026.

A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 18, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	September 18, 2026	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer